UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (44) (20) 3124 6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Beginning with the reporting of its second quarter 2014 financial results, Willis Group Holdings Public Limited Company (the “Company”) started providing certain financial metrics on an underlying basis. In calculating those financial metrics on an underlying basis, the prior period’s measures, other than earnings per share (“EPS”), were rebased to the current period using the average foreign currency exchange rates for each month in the period to remove the impact of foreign currency movements when comparing periods. Underlying EPS measures were treated differently. The current period underlying EPS excluded the year over year impact of foreign currency movements in order to assist comparability to EPS figures that have been disclosed in prior periods.

Starting with the reporting of fourth quarter 2014 financial results, for purposes of conforming to all other underlying financial measures, the Company will report underlying EPS on a basis similar to all other underlying measures (i.e., the prior year EPS will be rebased to current period using the average foreign currency exchange rates for each month in the period to remove the impact of foreign currency movements when comparing periods).

For illustrative purposes, Exhibit 99.1 attached hereto sets forth all quarterly reconciliations of GAAP to non-GAAP financial information from 2011 through third quarter 2014 including the restated underlying EPS figures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Quarterly Reconciliations of GAAP to Non-GAAP Financial Information

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2015	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ John Greene
John Greene
Group Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Quarterly Reconciliations of GAAP to Non-GAAP Financial Information